UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BlackRock, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 7, 2021, BlackRock posted the following message on Twitter:

Caption:

Our Chairman & CEO Larry Fink discusses BlackRock’s long-term strategy, the importance of our culture and how our purpose drives us forward in tackling some of society’s most pressing issues. Read Larry Fink’s annual Chairman’s Letter to Shareholders: https://www.blackrock.com/corporate/investor-relations/larry-fink-chairmans-letter

IMPORTANT NOTES

OPINIONS

Opinions expressed are those of BlackRock, Inc. as of April 2021 and are subject to change.

BLACKROCK DATA POINTS

All data reflects as-adjusted full-year 2020 results or is as of December 31, 2020, unless otherwise noted. 2020 organic growth is defined as full-year 2020 net flows divided by assets under management (“AUM”) for the entire firm, a particular segment or particular product as of December 31, 2019. Long-term product offerings include active and passive strategies across equity, fixed income, multi-asset and alternatives, and exclude AUM and flows from the cash management and advisory businesses.

GAAP AND AS-ADJUSTED RESULTS

See pages 37–38 of the 10-K for an explanation of the use of Non-GAAP Financial Measures and a reconciliation to GAAP.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

BlackRock, Inc. (the “Company”), its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Company’s 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting”). The Company plans to file a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2021 Annual Meeting (the “2021 Proxy Statement”). Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2021 Proxy Statement and other materials to be filed with the SEC in connection with the 2021 Annual Meeting. This information can also be found in the Company’s definitive proxy statement for its 2020 Annual Meeting of Shareholders (the “2020 Proxy Statement”), filed with the SEC on April 9, 2020, or the Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 25, 2021 (the “Form 10-K”). To the extent holdings of the Company’s securities have changed since the amounts printed in the 2020 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

SHAREHOLDERS ARE URGED TO READ THE 2021 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), 2020 PROXY STATEMENT, FORM 10-K AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION.

Shareholders will be able to obtain, free of charge, copies of the 2021 Proxy Statement (when filed), 2020 Proxy Statement, Form 10-K and any other documents filed or to be filed by the Company with the SEC in connection with the 2021 Annual Meeting at the SEC’s website (http://www.sec.gov) or at the Company’s website (http://www.blackrock.com) or by writing to the Company’s Secretary at BlackRock, Inc., 40 East 52nd Street, New York, New York 10022.